Exhibit 15.1

Kost Forer Gabbay & Kasierer 144 Menachem Begin Road, Building A Tel-Aviv 6492102, Israel	Tel: +972-3-6232525 Fax: +972-3-5622555 ey.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-230979) of Brainsway Ltd. of our report dated April 19, 2021 with respect to the consolidated financial statements of Brainsway Ltd., included in this Annual Report (Form 20-F) of Brainsway Ltd. for the year ended December 31, 2020.

Kost Forer Gabbay & Kasierer
A member of Ernst & Young Global

Tel-Aviv, Israel
April 19, 2021